UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 7, 2010
LINN ENERGY, LLC
(Exact name of registrant as specified in its charters)

Delaware	000-51719	65-1177591
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

600 Travis, Suite 5100
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 840-4100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Purchase and Sale Agreements
a. On September 2, 2010, Linn Energy, LLC (the “Company”) entered into, through one of its wholly-owned subsidiaries, a definitive purchase agreement to acquire certain oil and natural gas properties in the Wolfberry trend of the Permian Basin for a contract price of $120 million, subject to closing conditions (the “Permian I Acquisition”). The Company anticipates that the Permian I Acquisition will close on or before November 16, 2010, and will be financed with proceeds from borrowings under the Company’s existing revolving credit facility. There can be no assurance that all of the conditions to closing the Permian I Acquisition will be satisfied.
b. On September 3, 2010, the Company entered into, through one of its wholly-owned subsidiaries, two definitive purchase agreements to acquire certain oil and natural gas properties in the Wolfberry trend of the Permian Basin for contract prices of $127.0 million and $123.2 million, respectively, subject to closing conditions (the “Permian II Acquisition” and together with the Permian I Acquisition, the “Acquisitions”). In connection with the Permian II Acquisition, the Company entered into an agreement to sell certain unproved acreage to be purchased by the Company in the Permian II Acquisition to one of the sellers for a purchase price of approximately $18.0 million, resulting in a total net purchase price of $232.2 million. The Company anticipates that the Permian II Acquisition will close on or before October 14, 2010, and will be financed with proceeds from borrowings under the Company’s existing revolving credit facility. There can be no assurance that all of the conditions to closing the Permian II Acquisition will be satisfied.
          A copy of the press release announcing the Acquisitions is attached to this Report as Exhibit 99.1 and is incorporated into this Item 1.01 by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          On September 3, 2010, the Company entered into a Third Amended and Restated Limited Liability Company Agreement (the “Amended LLC Agreement”). The amendments included in the Amended LLC Agreement are intended to:
1.	delete provisions related to the Company’s previously issued Class B, C and D units that have subsequently been converted to units;

2.	remove unnecessary provisions related to the Company’s initial public offering;

3.	delete provisions related to Incentive Distribution Rights and the other classes of units, of which the Company has none outstanding; and

4.	effect other minor, non-substantive changes.
          The foregoing description of the Amended LLC Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended LLC Agreement, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 7.01. Regulation FD
Updated Hedge Table
          The following table summarizes open positions as of September 7, 2010, and represents, as of such date, derivatives in place through December 31, 2015, on annual production volumes:

	September 7 -
	December 31,	Year	Year	Year	Year	Year
	2010	2011	2012	2013	2014	2015
Natural Gas Positions:
Fixed Price Swaps:
Hedged Volume (MMMBtu)	9,891	31,901	31,110	31,025	31,025	31,025
Average Price ($/MMBtu)	$8.90	$9.50	$6.25	$6.25	$6.25	$6.25
Puts:
Hedged Volume (MMMBtu)	1,740	6,960	25,364	25,295	—	—
Average Price ($/MMBtu)	$8.50	$9.50	$6.25	$6.25	—	—
PEPL Puts:(1)
Hedged Volume (MMMBtu)	2,659	13,259	—	—	—	—
Average Price ($/MMBtu)	$7.85	$8.50	—	—	—	—
Total:
Hedged Volume (MMMBtu)	14,290	52,120	56,474	56,320	31,025	31,025
Average Price ($/MMBtu)	$8.66	$9.25	$6.25	$6.25	$6.25	$6.25

	September 7 -
	December 31,	Year	Year	Year	Year	Year
	2010	2011	2012	2013	2014	2015
Oil Positions:
Fixed Price Swaps:(2)
Hedged Volume (MBbls)	717	2,803	3,935	3,924	548	548
Average Price ($/Bbl)	$90.00	$89.91	$97.12	$97.12	$86.00	$86.00

Puts:(3)
Hedged Volume (MBbls)	750	2,352	2,196	2,190	—	—
Average Price ($/Bbl)	$110.00	$75.00	$75.00	$75.00	—	—
Collars:
Hedged Volume (MBbls)	83	276	—	—	—	—
Average Floor Price ($/Bbl)	$90.00	$90.00	—	—	—	—
Average Ceiling Price ($/Bbl)	$112.00	$112.25	—	—	—	—
Total:
Hedged Volume (MBbls)	1,550	5,431	6,131	6,114	548	548
Average Price ($/Bbl)	$99.68	$83.46	$89.19	$89.19	$86.00	$86.00
Natural Gas Basis Differential Positions:
PEPL Basis Swaps:(1)
Hedged Volume (MMMBtu)	10,791	35,541	34,066	31,700	—	—
Hedged Differential ($/MMBtu)	$(0.97)	$(0.96)	$(0.95)	$(1.01)	—	—

(1)	Settle on the Panhandle Eastern Pipeline, or PEPL, spot price of natural gas to hedge basis differential associated with natural gas production in the Mid-Continent Deep and Mid-Continent Shallow regions.

(2)	As presented in the table above, the Company has outstanding fixed price oil swaps on 8,250 Bbls of daily production at a price of $100.00 per Bbl for the years ending December 31, 2012, and December 31, 2013. The Company has derivative contracts that extend these swaps at a price of $100.00 per Bbl for each of the years ending December 31, 2014, December 31, 2015, and December 31, 2016, if the counterparties determine that the strike prices are in-the-money on a designated date in each respective preceding year. The extension for each year is exercisable without respect to the other future years.

(3)	The Company utilizes oil puts to hedge revenues associated with our NGL production.
Pro Forma Proved Reserves
     After giving effect to the acquisitions described in Item 1.01 and the pending acquisition described in the Company’s Current Report on Form 8-K filed on July 22, 2010, the Company’s Pro Forma Proved Reserves will be approximately 2.4 Tcfe, of which approximately 39% is oil, 47% is natural gas and 14% is NGL. As used herein, “Pro Forma Proved Reserves” represents the sum of (i) the Company’s estimated proved reserves as of December 31, 2009, (ii) the estimated proved reserves acquired in the acquisitions the Company has completed during 2010, (the “2010 Completed Acquisitions”) and (iii) the estimated proved reserves to be acquired in the Company’s currently pending acquisitions (the “2010 Pending Acquisitions”).
     The following table sets forth certain information with respect to the Company’s estimated Pro Forma Proved Reserves, average daily production and identified drilling locations.

				Average Daily
	Pro Forma			Production for the	Number of
	Proved			Six Months Ended	Identified Drilling
	Reserves	% Natural	% Proved	June 30, 2010	Locations at June
Region	(Bcfe)(1)	Gas	Developed	(MMcfe/d)(2)	30, 2010(3)
Mid-Continent Deep	832	74%	72%	129	2,116
Mid-Continent Shallow(4)	698	21%	69%	66	2,024
California	189	7%	94%	14	21
Permian Basin(5)	439	24%	39%	16	463
Michigan	238	99%	86%	10	586

Total	2,396	47%	68%	235	5,210

(1)	Proved reserves were calculated using the commodity prices set forth below, which represent the unweighted average of the first-day-of-the-month prices for each of the 12-months immediately preceding the reserve report date set forth below. The reserve report date for each of the 2010 Completed Acquisitions (other than CrownQuest) is the first day of the month immediately following the closing date of such acquisition. The reserve report date for the CrownQuest Acquisition is the first day of the month during which such acquisition closed. The reserve report date for each of the 2010 Pending Acquisitions is the effective date of such acquisition.

		Commodity Prices
	Reserve Report	Natural Gas
Properties	As of Date	($/MMbtu)	Oil ($/Bbl)
Legacy Oil and Natural Gas Assets	12/31/2009	3.87	61.05

2010 Acquisitions:
Merit Acquisition (completed)	02/01/2010	3.87	61.05
HighMount Acquisition (completed)	05/01/2010	4.01	72.88
Henry Acquisition (completed)	06/01/2010	4.01	72.88
CrownQuest Acquisition (completed)	08/01/2010	4.32	77.17
East Texas Acquisition (pending)	08/01/2010	4.32	77.17
Permian Basin 1 Acquisition (pending)	09/01/2010	4.43	76.66
Permian Basin 2 Acquisition (pending)	06/01/2010	4.13	76.06

(2)	Includes production from completed acquisitions from the acquisition date.

(3)	Includes only drilling locations for acquisitions completed prior to June 30, 2010.

(4)	Includes estimated proved reserves associated with the pending East Texas acquisition.

(5)	Includes estimated proved reserves associated with the pending Permian Basin acquisitions.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
3.1	Third Amended and Restated Limited Liability Company Agreement of Linn Energy, LLC, dated September 3, 2010

99.1	Press Release of Linn Energy, LLC dated September 7, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, LLC
Date: September 7, 2010	By:	/s/ Charlene A. Ripley
Charlene A. Ripley
Senior Vice President, General Counsel and Corporate Secretary